Exhibit 10.3

JOINDER BY AND AGREEMENT OF NEW INDEMNITOR

STRATEGIC STORAGE TRUST II, INC., a Maryland corporation (“New Indemnitor”), the New Indemnitor referred to in the Agreement to which this Joinder (the “New Indemnitor Joinder”) is attached (the “Agreement”), intending to be legally bound under the terms and provisions of the Guaranty and the Environmental Indemnity pursuant to the provisions of this New Indemnitor Joinder represents and warrants to and acknowledges and agrees with Lender the following:

1.    Defined Terms. All capitalized terms used in this New Indemnitor Joinder, unless defined below, shall have the meanings given such terms in the Agreement.

2.    Benefit to New Indemnitor. New Indemnitor, owning an indirect interest in New Borrower, shall receive a substantial benefit from Lender’s consent to the Requested Actions.

3.    Amendment to Guaranty. In addition to guaranteeing the Costs (as such term is defined in the Guaranty) relating to the matters described in Section 1 of the Guaranty, New Indemnitor hereby assumes liability for, guarantees payment to Lender of, agrees to pay, protect, defend and save Lender harmless and indemnifies Lender from and against, any and all Costs relating to or resulting from any Borrower’s breach or violation of any of the covenants in Section 2.5(a) of the Agreement.

4.    Assumption by New Indemnitor of Guaranty. New Indemnitor assumes and agrees to be liable and responsible for and bound by all of Original Indemnitor’s obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Guaranty, as amended by this New Indemnitor Joinder as fully and completely as if the New Indemnitor had originally executed and delivered such Guaranty, as amended by this New Indemnitor Joinder, as the indemnitor thereunder; provided, however, that such assumption shall only relate to obligations under the Guaranty accruing from and after the Effective Date. New Indemnitor further agrees to pay, perform and discharge each and every obligation of payment and performance of Guarantor accruing from and after the Effective Date under, pursuant to and as set forth in the Guaranty, as amended by this New Indemnitor Joinder, at the time, in the manner and otherwise in all respects as therein provided. Notwithstanding the foregoing, with respect to the Environmental Indemnity Obligations Under Guaranty, the liability of New Indemnitor shall be joint and several with that of New Borrower and, if applicable, Original Indemnitor and shall not be limited to environmental obligations occurring from and after the Effective Date. From and after the Effective Date, the Guaranty is amended to provide that all references to the term “Borrower” used in the Guaranty (other than in the recitals of the Guaranty) shall mean and refer to New Borrower and the term “Guarantor” used in the Guaranty shall mean and refer to New Indemnitor (other than in the recitals of the Guaranty).

5.    Assumption by New Indemnitor of Environmental Indemnity. New Indemnitor assumes and agrees to be liable and responsible for and bound by all of the Original Indemnitor’s obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Environmental Indemnity as fully and completely as if New Indemnitor had signed such Environmental Indemnity, as amended by this New

Indemnitor Joinder, as the indemnitor/guarantor thereunder, including without limitation, all of those obligations, agreements and liabilities which would have been the obligations, agreements and liabilities of Original Indemnitor, without regard to when such obligations, agreements and liabilities arise, accrue or have arisen or accrued and without regard to the Original Indemnitor’s responsibility therefore, if any. New Indemnitor further agrees to pay, perform, and discharge each and every obligation of payment and performance of Original Indemnitor under, pursuant to and as set forth in the Environmental Indemnity, as amended by this New Indemnitor Joinder, at the time, in the manner and otherwise in all respects as therein provided. The liability of New Indemnitor under this paragraph shall be joint and several with that of New Borrower and, if applicable, Original Indemnitor. From and after the Effective Date, the Environmental Indemnity is amended to provide that all references to the term “Borrower” used in the Environmental Indemnity shall mean and refer to the New Borrower (other than in the recitals of the Environmental Indemnity) and the term “Indemnitor” used in the Environmental Indemnity shall mean and refer to the New Indemnitor (other than in the recitals of the Environmental Indemnity).

6.    Net Worth Covenant.

a.    Definitions.

(i)    “Net Worth” shall mean, as of any date, the difference between (i) New Indemnitor’s total assets that would appear on a balance sheet of New Indemnitor prepared as of such date in accordance with GAAP as of the date of the applicable financial report, and (ii) New Indemnitor’s total liabilities, including, without limitation, any obligations under direct or indirect guarantees and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss, in either instance in respect of obligations of others, that would appear on a balance sheet of New Indemnitor prepared as of such date in accordance with GAAP as of the date of the applicable financial report.

(ii)    “Net Worth Threshold” shall mean a Net Worth of equal to or greater than $100,000,000.00.

b.    Net Worth Requirement. New Indemnitor represents and warrants to Lender, as an inducement to consent to the assumption of the Loan by New Borrower, that New Indemnitor’s Net Worth from and after Effective Date shall satisfy the Net Worth Threshold. New Indemnitor shall be required to, from and after Effective Date and while the Loan is outstanding, maintain the Net Worth Threshold. New Indemnitor’s failure to maintain the Net Worth Threshold shall immediately constitute an Event of Default under the Loan Documents and the Guaranty. New Indemnitor shall or shall cause New Borrower to, immediately upon actual knowledge thereof, provide written notice to Lender if at any time the Net Worth of New Indemnitor falls below the Net Worth Threshold.

7.    Confirmation of Representations. New Indemnitor confirms (a) the representations and warranties and agrees to the covenants regarding New Indemnitor set forth in the Agreement, including, but not limited to obligations in pay the Indemnifications Costs and

(b) the truth and accuracy of all representations and warranties set forth in the Guaranty and Environmental Indemnity, as applicable, concerning the Property or New Borrower (but not relating to Initial Borrower, Interim Borrower or any party affiliated therewith).

8.    Authority Representations by New Indemnitor. New Indemnitor is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland. H. Michael Schwartz (“New Indemnitor Signatory”) is the President of New Indemnitor. New Indemnitor Signatory, acting alone without the joinder of any officer, director or shareholder of New Indemnitor or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind New Indemnitor under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by New Indemnitor have been duly and properly authorized pursuant to all requisite corporate action of New Indemnitor and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Indemnitor or the articles of incorporation, by-laws, or any other organizational document of New Indemnitor or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Indemnitor is a party or by which the Property may be bound or affected.

9.    Notices to New Indemnitor. Lender shall deliver any notices to New Indemnitor which are required to be delivered pursuant to the Guaranty and the Environmental Indemnity, or are otherwise delivered by the Lender thereunder at Lender’s sole discretion, to New Indemnitor at the following address:

Strategic Storage Trust II, Inc.

10 Terrace Road

Ladera Ranch, California 92694

Attn: H. Michael Schwartz

Facsimile: (949) 429-6606

All notices to be sent by New Indemnitor to Lender under the Guaranty, the Environmental Indemnity and the Loan Documents shall be sent to Lender in the manner set forth in and at the address shown in Section 4.6 of the Agreement.

10.    Governing Law. This New Indemnitor Joinder shall be interpreted, construed, and enforced in accordance with the governing law provisions of the Guaranty and Environmental Indemnity, as applicable.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned New Indemnitor has executed and delivered this New Indemnitor Joinder to be effective as of the Effective Date of the Agreement.

NEW INDEMNITOR:

STRATEGIC STORAGE TRUST II, INC., a Maryland corporation

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	President

1(NEW INDEMNITOR SIGNATURE PAGE TO NEW INDEMNITOR JOINDER)